Exhibit 10.25
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
This Second Amendment to Employment Agreement (“Second Amendment”) is made by and between Mary Berner (“Executive”) and Cumulus Media Inc. (“Company”) on this 26th day of October, 2017.
WHEREAS, Executive and Company are parties to that certain Employment Agreement dated September 29, 2015, as amended by that First Amendment to Employment Agreement dated March 30, 2016 (collectively, “Agreement”); and
WHEREAS, the Parties wish to modify the terms of the Agreement in accordance with the terms hereof;
NOW THEREFORE, the Parties in consideration of the mutual promises set forth herein, hereby agree as follows:
1.The following definition of “Change in Control” shall supersede the definition of “Change in Control” set forth in Section 6(d) of the Agreement:
“For purposes of this Agreement, “Change in Control” means the date that: (i) any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock of the Company held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; provided, if any one person, or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a “change in control”; (ii) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of the Company’s stock possessing thirty percent (30%) or more of the total voting power of the stock of the Company; (iii) a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; (iv) a consummation of a merger or consolidation involving the Company or in which Company securities are issued unless the individuals who held Company voting securities immediately prior to consummation of such transaction continue to hold at least 50% of the voting power of the stock of the Company immediately following consummation of such transaction; or (v) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions (for this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets); provided, however, a transfer of assets by the Company is not treated as a “change in control” if the assets are transferred to (a) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to his/her/its stock, (b) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (c) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power

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of all the outstanding stock of the Company, or (d) an entity, at least fifty percent (50%) of the total value or voting power of which is owed, directly or indirectly, by a person described in clause (c) hereof.”
2.    All capitalized terms used herein, unless given specific definitions in this Second Amendment shall have the definition ascribed to such terms in the Agreement.
3.    This Second Amendment shall be effective as of the date first written above (the “Effective Date”).
4.    Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.
5.    This Second Amendment may be executed in any number of counterparts, each of which when taken together shall constitute one and the same original instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Second Amendment the day and year indicated herein.
COMPANY
Cumulus Media Inc.
By:
Name:
Title:

EXECUTIVE

Mary Berner